UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C
                                 (Rule 14c-101)

             Information Statement Pursuant to Section 14(c) of the
                        Securities Exchange Act of 1934
                              (Amendment No. _____)


Check the appropriate box:

|X|   Preliminary information statement

|_| Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

|_|   Definitive information statement


                       ADVANCED SPORTS TECHNOLOGIES, INC.
                       ----------------------------------
                (Name of Registrant as Specified in Its Charter)


Payment of filing fee (Check the appropriate box):

|X|   No fee required

|_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      (1) Title of each class of securities to which transaction applies:

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      (2) Aggregate number of securities to which transaction applies:

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      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4) Proposed maximum aggregate value of transaction:

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      (5) Total fee paid:

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|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

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      (2) Form, Schedule or Registration Statement No.:

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      (3) Filing Party:

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      (4) Date Filed:

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                       ADVANCED SPORTS TECHNOLOGIES, INC.

                    NOTICE OF ACTION TAKEN BY WRITTEN CONSENT
                      IN LIEU OF A MEETING OF STOCKHOLDERS

                               ____________, 2005


To Our Stockholders:

      NOTICE IS HEREBY GIVEN that Advanced Sports Technologies, Inc., a Florida corporation (the "Company"), will change its name to "CardioBioMedical Holdings, Inc.," which change has been approved by the Board of Directors of the Company and stockholders representing a majority of votes entitled to be cast by written consent in lieu of a meeting of stockholders.

      Such corporate action will be taken not less than 20 days after the mailing of this notice and accompanying Information Statement to stockholders, and will be implemented pursuant to an amendment to the Company's Amended and Restated Articles of Incorporation.

      Holders of 21,127,500 shares of the Company's common stock, $.0001 par value, gave their consent to the above corporate action by written consent in lieu of a meeting; such written consent was obtained pursuant to Section
607.0704 of the Florida Business Corporation Act, which permits action by written consent so long as notice is given to those stockholders who have not consented in writing or who are not entitled to vote on the action. Only stockholders of record as of October 21, 2005 are entitled to notice of this corporate action.

      No action is required of you. This notice and the accompanying Information Statement are being furnished for informational purposes only in accordance with applicable law. For further information regarding the action as to which stockholder consent was given, we urge you to carefully read the accompanying Information Statement. If you have questions about such action or would like additional copies of the Information Statement, please contact the Company.

      THIS IS NOT A NOTICE OF A SPECIAL OR ANNUAL MEETING OF THE STOCKHOLDERS OF THE COMPANY, AND NO MEETING WILL BE HELD TO CONSIDER ANY ACTION DESCRIBED HEREIN. STOCKHOLDERS ARE NOT BEING ASKED TO CONSENT TO OR VOTE FOR ANY ACTION. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                     By Order of the Board of Directors,


                                     James F. Mongiardo, President and Secretary

Natick, Massachusetts
October __, 2005


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

                       ADVANCED SPORTS TECHNOLOGIES, INC.
                                  2 Briar Lane
                                Natick, MA 01760

                              INFORMATION STATEMENT



                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY


      This Information Statement is being furnished by the Board of Directors of Advanced Sports Technologies, Inc., a Florida corporation (the "Company"), to inform stockholders of the action taken by written consent in lieu of a meeting of stockholders to authorize and approve an amendment to the Company's Amended and Restated Articles of Incorporation to change the name of the Company to "CardioBioMedical Holdings, Inc."

      This Information Statement will be mailed on or about October ___, 2005 to the holders of record of the common stock, $.0001 par value, of the Company (the "Common Stock") as of the close of business on October 21, 2005 (the "Record Date").

      Action to implement the amendment discussed herein will be taken not less than 20 days after this Information Statement is mailed to stockholders. The Board of Directors does not intend to solicit any proxies or consents from any stockholders in connection with such action.

Voting Requirements

      Section 607.0704 of the Florida Business Corporation Act (the "Act") provides that unless otherwise provided by a corporation's articles of incorporation, action required or permitted by the Act to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote if the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted.

      The Company's Amended and Restated Articles of Incorporation (the "Articles") provide that whenever the vote of stockholders at a meeting is required or permitted to be taken for or in connection with any corporate action by any provision of Florida corporate law, or by the Articles themselves or the Company's bylaws, no meeting is necessary so long as the proposed corporate action is taken by the written consent of the holders of stock having a majority of the total number of votes which might have been cast in connection with such action had a meeting been held. Therefore, in order for the proposed amendment to the Company's Articles to be approved, the Company must have obtained the written consent of stockholders having at least a majority of the votes entitled to be cast on the amendment.


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

      Section 607.0704 of the Act also provides that the Company must give notice, within 10 days after obtaining such authorization by written consent, to those stockholders who have not consented in writing or who are not entitled to vote on the action. The notice must fairly summarize the material features of the authorized action and, if the action is of a type for which dissenters' rights are provided under the Act, the notice must contain a clear statement of the right of stockholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of the Act regarding the rights of dissenting stockholders.

Consenting Stockholders

      On _____________, 2005, our sole Director adopted resolutions declaring the advisability of, and recommended that stockholders approve, the amendment to the Company's Articles to change the name of the Company. In connection with this proposal, the sole Director sought the written consent of certain holders of shares of our Common Stock as of the Record Date in order to reduce the costs of and implement the proposal in a timely and efficient manner.

      On the Record Date, there were ____________ shares of the Company's Common Stock issued and outstanding. Each one share of Common Stock is entitled to one vote.

      As of _______, 2005, stockholders who collectively own 21,127,500 shares of our Common Stock had consented in writing to the proposed amendment to the Articles (the "Consenting Stockholders"). Such shares represent approximately ___% of the shares of the Company's Common Stock issued and outstanding on the Record Date, which percentage is sufficient to take the proposed action.

      As explained above, under Florida law we are required to give all stockholders written notice of any action that is taken by written consent without a stockholder meeting. Under Section 14(c) of the Exchange Act of 1934, as amended (the "Exchange Act"), the transactions cannot be effective until 20 days after the mailing of this Information Statement to our stockholders. This Information Statement is intended to constitute such notice.

      We are not seeking the consent of or vote from any stockholder, and stockholders will not be given the opportunity to vote or consent, with respect to the Articles amendment to change the name of the Company. All necessary corporate approvals have been obtained from our sole Director and the Consenting Stockholders. This Information Statement is furnished solely for the purposes of advising our stockholders of the action taken by written consent as required by the Act and giving stockholders advance notice of such action as required by the Exchange Act.

Rights of Appraisal

      The Act does not provide for dissenters' rights in this instance and, therefore, stockholders who have not been afforded an opportunity to give their consent to or vote on the amendment to the Company's Articles to change the name of the Company have no right to dissent or seek appraisal rights.

General Information

      The Company's principal business address is 2 Briar Lane, Natick, Massachusetts 01760. Its telephone number is (508) 647-4065.


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

                                  AMENDMENT TO
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

      On _____________, 2005, our sole Director adopted resolutions declaring the advisability of, and recommended that stockholders approve, an amendment to the Company's Amended and Restated Articles of Incorporation to change the name of the Company to "CardioBioMedical Holdings, Inc." In connection with this proposal, the sole Director sought the written consent of certain holders of shares of our Common Stock in order to reduce the costs of and implement the proposal in a timely and efficient manner.

      Subsequently, stockholders owning 21,127,500 shares, or ____%, of the Common Stock of the Company issued and outstanding as of the Record Date, consented in writing to the proposed amendment to the Company's Articles to change the name of the Company.

      The amendment will become effective not less than 20 days after the mailing of this Information Statement. Specifically, Articles of Amendment would amend Article 1 of the Company's Amended and Restated Articles of Incorporation to change its name to CardioBioMedical Holdings, Inc.

      See Exhibit A attached hereto for the complete text of the Articles of Amendment proposed to be filed. The Company intends to file such Articles of Amendment promptly after the expiration of the 20-day period, which we expect to be on or about _________, 2005. The Articles of Amendment will become effective upon filing with the Secretary of State of the State of Florida.

Name Change

      The change of the Company's name from "Advanced Sports Technologies, Inc." to "CardioBioMedical Holdings, Inc." was proposed and approved in order to more accurately reflect the Company's intended business and operations following the Company's acquisition by merger of CardioBioMedical Corporation, a Delaware corporation ("CBM") in September 2005 (the "Merger").

      The Merger - An Overview

      The Merger was effected pursuant to the terms of an Agreement and Plan of Merger, dated September 23, 2005 (the "Merger Agreement"), among the Company, AST Acquisition Sub, Inc., a newly formed Delaware corporation and wholly-owned subsidiary of the Company ("Sub"), and CBM. Pursuant to the Merger Agreement, Sub was merged with and into CBM, with CBM as the surviving entity. CBM thereafter continued under the CardioBioMedical Corporation name as a subsidiary of the Company, and the separate existence of Sub ceased as of the effective time of the Merger, which was September 23, 2005.

      CBM was formed in May 2003 to commercialize devices incorporating proprietary and patented technology relating to a new scientific technique applying bio-cybernetic principles and frequency analysis in non-invasive medical devices. CBM currently is a party to a license to market in the United States, Canada and Mexico the Cardio Spectrum Diagnostic System(TM) or "CSD", a proprietary medical device designed for the non-invasive early diagnosis of coronary artery diseases. The CSD system has received 510(k) clearance from the U.S. Food and Drug Administration to be marketed in the United States.


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

      The new objective of the Company is to establish the CSD as the standard of care for the detection of early-stage ischemic heart disease. As discussed below, the Company is no longer a party to its agreement with Exerciting, LLC for the Better Buns(R) fitness equipment product, and has shifted its focus away from the marketing and development of fitness and exercise equipment in the home fitness equipment market to the marketing and development of the CSD and related products in the medical device market.

      The Merger Consideration

      The Merger Agreement provided for the issuance by the Company to the stockholders of CBM of an aggregate 22,077,509 shares of Company Common Stock and the issuance to a warrant holder of CBM of a warrant to purchase 6,500,000 shares of Company Common Stock at an exercise price of $.01 per share. At the effective time of the Merger and without any action on the part of CBM stockholders, each one share of CBM common stock (except for shares held in treasury and dissenting shares) was converted into the right to receive one share of Common Stock of the Company. As of the effective time of the Merger, all shares of CBM common stock (including all shares held in treasury) and warrants to purchase such stock were deemed to be no longer outstanding and automatically cancelled and retired. The shares of Company Common Stock and warrant to purchase such shares issued in connection with the Merger are restricted securities and will bear a restricted legend.

      The New Management

      As part of the Merger, Curtis Olschansky, the former sole officer and director of the Company resigned from all positions with the Company and James
F. Mongiardo, the President and sole director of CBM, was elected as Chief Executive Officer, President and sole director of the Company. Mr. Mongiardo will remain in his position as sole director and President, Chief Executive Officer, Treasurer and Secretary of CBM. For more information on the change in control, see "Security Ownership of Certain Beneficial Owners and Management" below.

      CBM Stockholders' Consent

      CBM obtained consent to the Merger from 95.7% of its stockholders entitled to vote pursuant to a written consent in lieu of a meeting. Notice of the Merger has been sent to non-consenting stockholders of CBM in accordance with applicable law, as well as notice to such stockholders of their appraisal rights under Delaware law.

      No vote or consent of the stockholders of the Company was required in connection with the Merger, and no vote or consent regarding the Merger is being solicited hereby. Stockholders of the Company are not entitled to appraisal rights in connection with the Merger (or any matter discussed in this Information Statement).

      Termination of Liabilities

      As a condition precedent to the Merger, the Company agreed to arrange for the termination of all material contracts (if any) of the Company and all payables and liabilities thereof, in all cases effective as of the closing date of the Merger, without any payment by, or continuing liability to, CBM, the surviving corporation of the Merger or their respective stockholders. In connection with such condition, the Company delivered evidence to CBM of the forgiveness or termination of an aggregate $367,680 of accounts and loans payable, including $7,680 of accounts payable, $350,000 of accounts payable to related parties and $10,000 of loans payable to related parties. The Company also confirmed the termination of its agreement with Exerciting, LLC for the Better Buns(R) fitness equipment product, as previously disclosed by the Company in its quarterly filing on Form 10-QSB for the quarterly period ended April 30, 2005.


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

      Other Changes as a result of the Merger

      In connection with and following the Merger, the Board also determined to
(a) change the registered agent and registered office of the Company to CT Corporation System at 1200 South Pine Island Road, Plantation, Florida 33324, and (b) change the Company's principal office business address to 2 Briar Lane, Natick, Massachusetts 01760. Both of these changes were made to align and consolidate the operations of the Company and CBM.

      Where You Can Find More Information about the Merger

      For more information about the Merger and the proposed plan of operations of the Company, see the current report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 29, 2005.

Preemptive and Appraisal Rights

      Pursuant to the Company's Articles, no holder of any shares of the Company of any class now or in the future authorized has any preemptive right (other than such right, if any, as the Board of Directors in its discretion may determine) to purchase or subscribe for any additional issues of shares of the Company of any class now or in the future authorized, any shares of the Company purchased and held as treasury shares, any part paid receipts or allotment certificates in respect of any such shares, any securities convertible into or exchangeable for any such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire any such shares, whether such shares, receipts, certificates, securities, warrants or other instruments be unissued, or issued and subsequently acquired by the Company. Any such shares, receipts, certificates, securities, warrants or other instruments, in the discretion of the Board, may be offered from time to time to any holder or holders of shares of any class or classes to the exclusion of all other holders of shares of the same or any other class at the time outstanding.

      Stockholders who were not afforded an opportunity to give their consent to or vote on the amendment to the Company's Articles to change the name of the Company have no right under Florida law to dissent or seek appraisal rights.


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

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

      The following table shows, as of October 21, 2005, the beneficial ownership of Common Stock of the Company by (i) any person or group who is known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) the sole current director of the Company, (iii) the sole named executive officer of the Company, and (iv) all current directors and executive officers as a group.


  Name and Address of               Amount and Nature of
  Beneficial Owner                 Beneficial Ownership(1)   Percent of class(2)
  ----------------                 -----------------------   -------------------

  James F. Mongiardo                       12,127,500              36.6%
  2 Briar Lane
  Natick, MA 01760

  Charles Minutolo                          9,000,000              27.1%
  2320 N.E. 48th Street
  Lighthouse Point, FL 33064

  Curtis Olschansky                         7,000,000              21.1%
  9700 Via Emilie
  Boca Raton, FL 33428

  Meredith Dodrill                          3,000,000               9.0%
  5800 Hamilton Way
  Boca Raton, FL 33496

  All current directors and executive      12,127,500              36.6 %
  officers as a group  (1 person)

(1) Unless otherwise indicated, each of the persons named in the table above has sole voting and investment power with respect to the shares set forth opposite such person's name. With respect to each person or group, percentages are calculated based on the number of shares beneficially owned, including shares that may be acquired by such person or group within 60 days of October 21, 2005 upon the exercise of stock options, warrants or other purchase rights, but not the exercise of options, warrants or other rights held by any other person.

(2) Percentages were calculated assuming 33,175,009 issued and outstanding shares of Common Stock, which amount assumes issuance of all 22,077,509 shares of Common Stock of the Company in connection with the Merger and no dissenting shares of CBM.


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

Changes in Control

      Upon the closing of the Merger described above on September 23, 2005, two former stockholders of CBM, James F. Mongiardo and Charles Minutolo, who together owned 95.7% of the issued and outstanding shares of common stock of CBM, became the controlling stockholders of the Company as a result of their ownership of approximately 63.7% of the outstanding shares of Common Stock the Company following the Merger (assuming 33,175,009 issued and outstanding shares of Common Stock, which amount assumes issuance of all 22,077,509 shares of Common Stock of the Company in connection with the Merger and no dissenting shares of CBM). The previous controlling stockholders of the Company were Curtis Olschansky (7,000,000 shares or approximately 63%) and Meredith Dodrill (3,000,000 shares or approximately 27%). Messrs. Mongiardo and Minutolo obtained such control through the exchange by them of an aggregate 21,127,500 shares of CBM common stock for an equal number of shares of Common Stock of the Company issued in connection with the Merger.

      Following the Merger, there are no arrangements known to the Company, the operation of which may at a subsequent date result in a change of control of the Company.

      In addition, on September 23, 2005 in connection with the Merger, the Company's Board of Directors accepted the resignation of Curtis Olschansky as President, principal executive officer, principal financial officer and director of the Company and elected James F. Mongiardo to fill the vacancy on the Board. Mr. Mongiardo was also elected to serve as Chief Executive Officer and President of the Company. The size of the Company's Board was fixed at one until changed in accordance with applicable law and the Company's Articles and Bylaws.

             INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS
                                TO BE ACTED UPON

      None of the current or former directors or executive officers of the Company, or any nominees therefor or associates thereof, have any interest in the amendment to the Company's Articles to change the name of the Company approved by the Board of Directors and stockholders by written consent in lieu of a meeting, and no such individual has informed the Company in writing or otherwise that he or she intends to oppose such matter.

                            PROPOSALS BY STOCKHOLDERS

      No stockholder of the Company has submitted a proposal to be considered at any meeting, or by written consent, of the stockholders of the Company.

                           FORWARD LOOKING STATEMENTS

      This Information Statement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify our forward looking statements by the words "expect," "projects," "believes," "anticipates," "intends," "plans," "predicts," "estimates" and similar expressions.

      The forward-looking statements are based on management's current expectations, estimates and projections about the Company. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.


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

      You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

                        ABOUT THIS INFORMATION STATEMENT

      The entire cost of furnishing this Information Statement will be borne by the Company. We will request that banks, brokers, nominees, custodians, fiduciaries and other like parties forward this Information Statement to the beneficial owners of the Company's Common Stock held of record by them, and will reimburse such parties for their reasonable charges and expenses in connection therewith.

              WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

      The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-202-942-8090. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.


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

                                                                       EXHIBIT A

                              Articles of Amendment
                                       to
                 Amended and Restated Articles of Incorporation
                                       of
                       Advanced Sports Technologies, Inc.

      Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act, the undersigned Florida profit corporation (the "Corporation") adopts the following amendment to its Amended and Restated Articles of
Incorporation:

      1. Article I - Name is hereby amended to change the name of the Corporation to CardioBioMedical Holdings, Inc.

      The date of adoption of the above amendment was October ___, 2005.

      The effective date of the above amendment shall be the date of filing of these Articles of Amendment.

      The above amendment was approved by the Board of Directors and the stockholders of the Corporation. The number of votes cast for the amendment by the stockholders was sufficient for approval.


                                       ADVANCED SPORTS TECHNOLOGIES, INC.


                                       By:
                                           --------------------------------
                                           James F. Mongiardo, President and CEO


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